UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Washington, D.C. 20549

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Masonite International Corporation

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Shareholder Engagement

Spring 2023

DOORS
THAT
DO
MORE

FORWARD LOOKING STATEMENT

This presentation contains “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words or variation of words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “believes,” “outlook,” “predict,” “forecast,” “objective,” “remain,” “anticipate,” “estimate,” “potential,” “continue,” “plan,” “project,” “targeting,” and other similar expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties, many of which are beyond our control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. More information on our forward-looking statements and Risk Factors can be found in our most recent annual report on Form 10-K filed with the SEC on February 28, 2023.

ESG REPORT:

Our 2022 Environmental, Social and Governance (“ESG”) report represents a good faith effort by the Company to address our efforts on diverse topics related to environmental, social and governance matters and does not cover all information about our business and is not intended to communicate any material financial or investment information. In addition, historical, current, and forward-looking environmental, social and governance statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making, as well as our plans to embed ESG priorities into our business processes, develop a carbon reduction roadmap and related targets, integrate climate risk into our business, reduce our consumption of natural resources, increase the diversity of our supplier spend, develop a sustainable supply chain, improve our safety metrics and programs, continue to create a diverse and equitable workforce, improve our employee benefits, develop new products, certify to quality management standards and realize the benefits of cost-saving projects and other commitments and strategies. References in our ESG report should not be read as a characterization regarding the materiality of such information to our financial results or purposes of applicable securities laws.

2	MASONITE

2022 in Review

FISCAL 2022 FINANCIAL PERFORMANCE

We delivered another year of strong financial performance in 2022 despite extraordinary inflationary pressures and supply chain disruptions. In 2022 we:

Increased Net Sales by 11.4% to $2.9B	Grew 2022 Adjusted Earnings per Share(1) by 19.2% to $9.73 from $8.16 (1) For a reconciliation of Earnings Per Share for fiscal years 2022 and 2021 to Adjusted Earnings Per Share see Appendix A.
Returned $149M of cash to Shareholders in the form of share repurchases

PROPOSAL 1: Election of Nine Director Nominees	Vote FOR each Nominee

HOWARD C. HECKES President & CEO	ROBERT J. BYRNE Chairman	JODY L. BILNEY
Director Since: 2019 Age: 58 Masonite Board Committees: N/A	Director Since: 2009 Age: 61 Masonite Board Committees: N/A	Director Since: 2014 Age: 61 Masonite Board Committees: Sustainability and Governance (Chair)

PETER R. DACHOWSKI	DAPHNE E. JONES	JONATHAN F. FOSTER
Director Since: 2013 Age: 74 Masonite Board Committees: Audit, Human Resources and Compensation	Director Since: 2018 Age: 66 Masonite Board Committees: Sustainability and Governance	Director Since: 2009 Age: 62 Masonite Board Committees: Audit (Chair)

BARRY A. RUFFALO	FRANCIS M. SCRICCO	JAY I. STEINFELD
Director Since: 2021 Age: 53 Masonite Board Committees: Human Resources and Compensation	Director Since: 2009 Age: 73 Masonite Board Committees: Human Resources and Compensation (Chair), Sustainability and Governance	Director Since: 2020 Age: 69 Masonite Board Committees: Audit

MASONITE	3

2022 in Review

PROPOSAL 1: Election of Nine Director Nominees	Vote FOR each Nominee

BALANCED AND DIVERSE BOARD ENABLES STRONG OVERSIGHT

Gender	Race/Ethnicity	Refreshment
Average Age 64.1 years	Independence 8/9 independent	Average Tenure 8.3 years

CORPORATE GOVERNANCE HIGHLIGHTS

Independent Chairman of the Board and committee chairs	8 of 9 nominated directors are independent

Adoption and disclosure of a director matrix and demographic information	Stock ownership guidelines for directors and senior officers

Shareholders able to call special meetings	Regular executive sessions of independent directors

Shareholder engagement program	Fully independent Board committees

4	MASONITE

2022 in Review

PROPOSAL 2: Vote FOR on an advisory basis the compensation of our Named Executive Officers (NEOs)

The Human Resources and Compensation Committee has established our executive compensation program based on a pay for performance philosophy in order to provide incentives to drive long-term growth in the value of the Company and reward our senior management, including our NEOs in a manner aligned with shareholder interests.

COMPENSATION HIGHLIGHTS

Our compensation program continued its pay for performance approach. In 2022:

63% of our CEO’s total compensation was performance based

54% of the other NEO’s total compensation was performance based

We included ESG metrics in the balanced scorecard portion of our management cash incentive plan

Approximately 98% of the Company’s Shareholders approved the Company’s 2022 Say on Pay vote

The charts below illustrate the target total direct compensation for 2022 for Mr. Heckes and the average of the other four NEOs, in each case, excluding the special one-time grant of performance-vesting restricted stock units on August 3, 2022.

CEO	Other NEOs

The Human Resources and Compensation Committee approved a one-time special performance-based equity award on August 3, 2022, which was specifically designed to (a) drive a significant record level of Adjusted EBITDA performance over multiple years, (b) motivate and reward our senior management, including our NEOs, upon the achievement of a “stretch” financial goal with a target set above the maximum performance level awarded under the short-term or long-term incentive plans, and (c) enhance our ability to retain our senior management, including our NEOs, at a time when turnover and movement of talent had increased significantly across many industries and sectors.

The Company did not achieve the targeted Adjusted EBITDA performance goal in fiscal 2022. Accordingly, the first 34% of the special one-time performance award was not (and cannot be) earned, thus the one-time special equity award was forfeited. This forfeiture is consistent with the Committee’s belief that a significant portion of our executives compensation should be at risk in alignment with our pay for performance philosophy.

MASONITE	5

2022 in Review

ESG HIGHLIGHTS

6	MASONITE

Appendix A

MASONITE INTERNATIONAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

(In thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Twelve Months Ended
(In thousands)	January 1, 2023	January 2, 2022
Net income attributable to Masonite	$214,233	$94,501
Add: Adjustments to net income attributable to Masonite:
Restructuring costs	1,904	5,567
Asset impairment	—	69,900
Loss on disposal of subsidiaries	850	8,590
Loss on extinguishment of debt	—	13,583
Pension settlement charges	—	23,343
Income tax expense as a result of UK tax rate change	—	2,430
Other items(1)	6,829	—
Income tax impact of adjustments	(2,261)	(17,391)

Adjusted net income attributable to Masonite	$221,555	$200,523

Diluted earnings per common share attributable to Masonite (“EPS’)	$9.41	$3.85
Diluted adjusted earnings per common share attributable to Masonite (“Adjusted EPS”)	$9.73	$8.16
Shares used in computing EPS and Adjusted EPS	22,772,465	24,562,533

(1)

Other items include $6,829 in acquisition and due diligence related costs in the twelve months ended January 1, 2023, and were recorded in selling, general and administration expenses within the condensed consolidated statements of comprehensive income.

MASONITE	A-1